AGREEMENT


     THIS AGREEMENT ("Agreement") made the 25th day of September, 1997, between SOVEREIGN BANCORP, INC., a Pennsylvania corporation ("SBI"), and KARL D. GERHART, an individual (the "Executive").

                                   WITNESSETH:

     WHEREAS, Sovereign Bank, a federal savings bank (the "Bank") is a wholly-owned subsidiary of SBI; and

     WHEREAS, the Bank and the Executive entered into an Agreement dated as of September 15, 1992 (the "1992 Agreement"), regarding, among other things, the employment of the Executive by the Bank; and

     WHEREAS, SBI and the Executive desire to enter into a new agreement regarding, among other things, the employment of the Executive by the SBI, and concurrently therewith, to terminate the 1992 Agreement, all as hereinafter set forth.

                                   AGREEMENT:

     NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Employment. SBI hereby employs the Executive, and the Executive hereby accepts employment with SBI, on the terms and conditions set forth in this Agreement.

     2. Duties of Employee. The Executive shall perform and discharge well and faithfully such duties as an executive officer of SBI as may be assigned to the Executive from time to time by the Chief Executive Officer of SBI. The Executive shall be employed as the Chief Financial Officer and Treasurer of SBI, and shall hold such other titles as may be given to him from time to time by the Chief Executive Officer of SBI (or by the Board of Directors of SBI or any of its affiliated companies). The Executive shall devote his full time, attention and energies to the business of SBI (and its affiliated companies) and shall not, during the Employment Period (as defined in Section 3 hereof), be employed or involved in any other business activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that this
Section 2 shall not be

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


construed as preventing the Executive from (a) investing the Executive's personal assets, (b) acting as a member of the Board of Directors of any other corporation or as a member of the Board of Trustees of any other organization, or (c) being involved in any other activity with the prior approval of the Chairman or Chief Executive Officer of SBI. In the event of any reduction in title or a reduction in the Executive's responsibilities or authority, including such responsibilities and authority as the same may be increased at any time during the term of this Agreement, or the assignment to the Executive of duties inconsistent with the Executive's status as Chief Financial Officer and Treasurer of SBI, then the Executive may resign at any time thereafter during the term of this Agreement, in which case Executive shall be entitled to receive the amounts and benefits set forth in Section 7 hereof. The preceding sentence shall apply only if such termination does not follow a Change in Control.

     3. Term of Employment. The Executive's employment under this Agreement shall be for a period (the "Employment Period") commencing upon the date of this Agreement and ending at the end of the term of this Agreement pursuant to
Section 16 hereof, unless the Executive's employment is sooner terminated in accordance with Section 5 hereof or one of the following provisions:

          (a) The Executive's employment under this Agreement may be terminated at any time during the Employment Period for "Cause" (as herein defined), by action of the Board of Directors of SBI, upon giving notice of such termination to the Executive at least fifteen (15) days prior to the date upon which such termination shall take effect. As used in this Agreement, "Cause" means any of the following events:

          (i) The Executive is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Executive for a period of forty-five (45) consecutive days;

          (ii) The Executive willfully fails to follow the lawful instructions of the Board of Directors of SBI after the Executive's receipt of written notice of such instructions, other than a failure resulting from the Executive's incapacity because of physical or mental illness; or


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



          (iii) Any government regulatory agency recommends or orders that SBI terminate the employment of the Executive or relieve him of his duties.

Notwithstanding the foregoing, the Executive's employment under this Agreement shall not be deemed to have been terminated for "Cause" under Sections 3(a)(i) or 3(a)(ii) above if such termination took place solely as a result of:

          (i) Questionable judgment on the part of the Executive;

          (ii) Any act or omission believed by the Executive, in good faith, to have been in, or not opposed to, the best interests of SBI (or its affiliated companies); or

          (iii) Any act or omission in respect of which a determination could properly be made that the Executive met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the Charter or By-laws of SBI or the directors' and officers' liability insurance of SBI, in each case as in effect at the time of such act or omission.

If the Executive's employment is terminated under the provisions of this Section 3(a), then all rights of the Executive under Section 4 hereof shall cease as of the effective date of such termination.

     (b) The Executive's employment under this Agreement may be terminated at any time during the Employment Period without "Cause" (as defined in Section 3(a) hereof), by action of the Board of Directors of SBI, upon giving notice of such termination to the Executive at least thirty (30) days prior to the date upon which such termination shall take effect. If the Executive's employment is terminated under the provisions of this Section 3(b), then the Executive shall be entitled to receive the compensation and benefits set forth in Section 6 or
Section 7 hereof, whichever shall be applicable.

     (c) If the Executive retires or dies, the Executive's employment under this Agreement shall be deemed terminated as of the date of the Executive's retirement or death, and all rights of the Executive under Section 4 hereof shall cease as of the date of such termination and any benefits payable


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

to the Executive shall be determined in accordance with the retirement and insurance programs of SBI then in effect.

     (d) If the Executive is incapacitated by accident, sickness, or otherwise so as to render the Executive mentally or physically incapable of performing the services required of the Executive under Section 2 of this Agreement for a continuous period of six (6) months, then, upon the expiration of such period or at any time thereafter, by action of the Board of Directors of SBI, the Executive's employment under this Agreement may be terminated immediately upon giving the Executive notice to that effect. If the Executive's employment is terminated under the provisions of this Section 3(d), then all rights of the Executive under Section 4 hereof shall cease as of the last business day of the week in which such termination occurs and any benefits payable to the Executive shall be determined in accordance with the retirement and insurance programs of SBI then in effect.

     4. Employment Period Compensation.

     (a) Salary. For services performed by the Executive under this Agreement, SBI shall pay (or cause to be paid to) the Executive a salary, during the Employment Period, at the rate of One Hundred Eighty Thousand Dollars ($180,000) per year, payable at the same times as salaries are payable to other executive employees of SBI. SBI may, from time to time, increase the Executive's salary (or cause it to be increased), and any and all such increases shall be deemed to constitute amendments to this Section 4(a) to reflect the increased amounts, effective as of the dates established for such increases by the Board of Directors of SBI in the resolutions authorizing such increases.

     (b) Bonus. For services performed by the Executive under this Agreement, SBI shall pay (or cause to be paid to) the Executive a bonus, during the Employment Period, in such amounts and at such times, annually, as is provided in such executive incentive plan for the Executive as shall be approved by the Board of Directors of SBI and in effect from time to time. In addition, SBI may, from time to time, pay such other bonus or bonuses to the Executive as SBI, in its sole discretion, deems appropriate. The payment of any such bonuses shall not reduce or otherwise affect any other obligation of SBI to the Executive provided for in this Agreement.


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

     (c) Other Benefits. SBI will provide the Executive, during the Employment Period, with insurance, vacation, pension, and other fringe benefits in the aggregate not less favorable than those received by other executive employees of SBI.

     (d) Salary Deferral. The Executive may request that the payment of any portion of his base salary for any year be deferred. Such request must be made in writing to SBI before the beginning of such calendar year and must include the period of deferral requested by the Executive (the "Deferral Period"). If the Board of Directors of SBI approves such request, the Executive shall be entitled to receive, at the end of the Deferral Period, the deferred portion of his base salary plus interest, which interest shall be computed by reference to an annual interest rate determined each year by the Board of Directors of SBI. Any salary which is deferred as described herein shall be credited to an account on the books of SBI established in the name of the Executive. However, this account shall not be funded, and SBI shall not be deemed to be a trustee for the Executive with respect to any deferred salary. The liabilities of SBI to the Executive hereunder are those of a debtor pursuant to such contractual obligations as are created by this Agreement. No liabilities of SBI which arise under this Section 4(d) shall be deemed to be secured by any pledge or other encumbrance on any property of SBI. SBI shall not be required to segregate any funds representing such deferred salary, and nothing herein shall be construed as providing for such segregation.

     5. Resignation of the Executive for Good Reason.

     (a) The Executive may resign for "Good Reason" (as herein defined) at any time during the three year period following a "Change in Control" (as defined in Section 5(b) hereof), as hereinafter set forth. As used in this Agreement, "Good Reason" means any of the following:

          (i) Any reduction in title or a reduction in the Executive's responsibilities or authority, including such responsibilities and authority as the same may be increased at any time during the term of this Agreement, or the assignment to the Executive of duties inconsistent with the Executive's status as Chief Financial Officer and Treasurer of SBI;

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


          (ii) Any reassignment of the Executive which requires the Executive to move his principal residence;

          (iii) Any removal of the Executive from office or any adverse change in the terms and conditions of the Executive's employment, except for any termination of the Executive's employment under the provisions of Section 3(a) hereof;

          (iv) Any reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

          (v) Any failure of SBI to provide the Executive with benefits at least as favorable as those enjoyed by the Executive under any of the pension, life insurance, medical, health and accident, disability or other employee plans of SBI in which the Executive participated at the time of the Change in Control, or the taking of any action that would materially reduce any of such benefits in effect at the time of the Change in Control unless such reduction is part of a reduction applicable to all employees;

          (vi) Any failure to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 15 hereof; or

          (vii) Any breach of this Agreement of any nature whatsoever on the part of SBI.

At the option of the Executive, exercisable by the Executive within 90 days after the occurrence of the event constituting "Good Reason," the Executive may resign from employment under this Agreement by a notice in writing (the "Notice of Termination") delivered to SBI (or its successor) and the provisions of
Section 6 hereof shall thereupon apply.

     (b) As used in this Agreement, "Change in Control" means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as enacted and in force on the date hereof, whether or not SBI is then subject to such reporting requirement; provided, however, that, without

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


limitation, such a Change in Control shall be deemed to have occurred if:

          (i) Any "person" (including a group acting in concert, as the term "person" is defined in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) becomes the "beneficial owner" (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of SBI representing 10% or more of the combined voting power of SBI's securities then outstanding (such percentage determined without regard to Article Twelfth of SBI's Articles of Incorporation), except, however, that a "Change in Control" shall not include any such "person" becoming a "beneficial owner" of securities of SBI representing more than 10% but less than 25% of the combined voting power of SBI's securities then outstanding (such percentage determined as aforesaid) if:

               (A) such person (or any member of a group acting in concert which includes such person) was a member of the Board of Directors of SBI at the time of acquisition of beneficial ownership of securities of SBI representing more than 10% but less than 25% of the combined voting power of SBI's securities then outstanding (such percentage determined as aforesaid); or

               (B) such person (or any member of a group acting in concert which includes such person) obtained the prior approval of the Board of Directors of SBI (by a majority vote of all directors) to his becoming a beneficial owner of securities of SBI representing more than 10% but less than 25% of the combined voting power of SBI's securities then outstanding (such percentage determined as aforesaid);

          (ii) There occurs a merger, consolidation or other business combination or reorganization to which SBI or the Bank is a party, whether or not approved in advance by the Board of Directors of SBI or the Bank (as the case may be) in which the members of the Board of Directors of SBI or the Bank (as the case may be) immediately preceding the consummation of such transaction do not constitute a majority of the members of the Board of Directors of the

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


     resulting corporation and of any parent corporation thereof immediately after the consummation of such transaction;

          (iii) There occurs a sale, exchange, transfer, or other disposition of substantially all of the assets of SBI or the Bank to another entity, which is not approved in advance by the Board of Directors of SBI;

          (iv) There occurs a contested proxy solicitation of the stockholders of SBI that results in the contesting party obtaining the ability to elect candidates to a majority of the positions on SBI's Board of Directors next up for election; or

          (v) There occurs a tender offer for the shares of voting securities of SBI that results in the tender offeror obtaining securities representing 25% or more of the combined voting power of SBI's securities then outstanding (such percentage determined without regard to Article Twelfth of SBI's Articles of Incorporation).

     6. Rights in Event of Termination of Employment After Change in Control. In the event that Executive resigns from employment for Good Reason following a Change in Control, by delivery of a Notice of Termination to SBI, or Executive's employment is terminated by SBI without Cause after a Change in Control, Executive shall be absolutely entitled to receive the amounts and benefits set forth in this section.

     (a) For a period of three (3) years from the date of termination of employment, Executive shall be paid his Current Compensation at Termination.

          (i) For purposes of this section, the term "Current Compensation at Termination" means the sum of (A) Executive's base salary as of the date of termination of employment (or prior to any reduction thereof resulting in Good Reason for resignation), and (B) a dollar amount equal to the average of the awards Executive received under the executive incentive plan or otherwise received as a bonus for each of the three (3) years preceding the year in which the termination of employment occurs.

          (ii) Amounts required to be paid to Executive under Section 6(a) shall be paid in equal monthly

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


     installments, beginning thirty (30) days following the date of termination of employment.

     (b) For a period of three (3) years from the date of termination of employment, Executive shall receive a continuation of all life, disability, medical insurance and other normal benefits in effect with respect to Executive during the two (2) years prior to his termination of employment, or, if SBI cannot provide such benefits because Executive is no longer an employee, a dollar amount equal to the cost to Executive of obtaining such benefits (or substantially similar benefits).

     (c) Notwithstanding anything in this section or elsewhere in this Agreement to the contrary, in the event the amounts and benefits payable hereunder to or on behalf of the Executive, when added to all other amounts and benefits payable to or on behalf of the Executive, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the amounts and benefits payable hereunder shall be reduced to such extent as may be necessary to avoid such imposition. The Executive shall have the right, within 30 days of receipt of written notice from SBI, to specify which amounts and benefits shall be reduced to satisfy the requirements of this subsection.

     7. Rights in Event of Termination of Employment Without Cause in Absence of Change in Control. In the event that Executive's employment is terminated by SBI without Cause and no Change in Control shall have occurred at the date of such termination, Executive shall be entitled to receive the amounts and benefits set forth in this section.

     (a) For a period of three (3) years from the date of termination of employment, Executive shall be paid his Current Compensation at Termination.

          (i) For purposes of this section, the term "Current Compensation at Termination" means the sum of (A) Executive's base salary as of the date of termination of employment (or prior to any reduction thereof preceding termination of employment), and (B) a dollar amount equal to the average of the awards Executive received under the executive incentive plan or otherwise received as a bonus for each of the three (3) years preceding the year in which the termination of employment occurs.

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



          (ii) Amounts required to be paid to Executive under Section 7(a) shall be paid in equal monthly installments, beginning thirty (30) days following the date of termination of employment.

     (b) For a period of three (3) years from the date of termination of employment, Executive shall receive a continuation of all life, disability, medical insurance and other normal benefits in effect with respect to Executive during the two (2) years prior to his termination of employment, or, if SBI cannot provide such benefits because Executive is no longer an employee, a dollar amount equal to the cost to Executive of obtaining such benefits (or substantially similar benefits).

     (c) Notwithstanding anything in this section or elsewhere in this Agreement to the contrary, in the event the amounts and benefits payable hereunder to or on behalf of the Executive, when added to all other amounts and benefits payable to or on behalf of the Executive, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the amounts and benefits payable hereunder shall be reduced to such extent as may be necessary to avoid such imposition. The Executive shall have the right, within 30 days of receipt of written notice from SBI, to specify which amounts and benefits shall be reduced to satisfy the requirements of this subsection.

     (d) Executive shall not be required to mitigate the amount of any payment provided for in this section by seeking employment or otherwise; provided, however, that for each dollar of compensation earned by Executive from another employer, a corresponding dollar amount of any sum otherwise payable to, or for the benefit of, Executive under this section shall be reduced by twenty-five percent (25%). Application of this subsection shall be subject to the following rules:

          (i) The reduction provision of this subsection shall apply only to compensation earned by Executive during the period of time he is receiving payments described in Section 7(a) hereof.

          (ii) Compensation earned from another employer shall include compensation deferred under any qualified or nonqualified arrangement.

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


          (iii) Compensation earned from another employer shall be determined on an annual basis by reference to Executive's date of termination of employment.

          (iv) Within fifteen (15) days following each anniversary date of Executive's termination of employment (and within fifteen (15) days following receipt of the last Section 7(a) payment), he shall provide SBI with such detailed information and records as may have been reasonably requested to confirm the compensation he earned during the preceding twelve
     (12) months (or shorter period, if applicable). In the absence of a specific request for detailed information, he shall only be required to deliver written notice of the total of such compensation amount.

          (v) Upon receipt of the earned compensation information from Executive, SBI shall withhold subsequent monthly payments until the amount withheld equals the reduction required with respect to the prior year. If no monthly payments remain to be paid, SBI will remit to Executive a bill, setting forth the amount overpaid to him by reason of this subsection, which bill shall become due and payable thirty (30) days following its receipt.

     8. Covenant Not to Compete.

     (a) The Executive hereby acknowledges and recognizes the highly competitive nature of the business of SBI and of the Bank and accordingly agrees that, during and for the applicable period set forth in Section 8(c) hereof, the Executive shall not:

          (i) Be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly-owned company) or otherwise of, any person,, firm, corporation, or enterprise engaged, in (1) the banking or financial services industry, or
     (2) any other activity in which SBI or any of its subsidiaries is engaged during the Employment Period, in any county in which, at any time during the Employment Period or at the date of termination of the Executive's employment, a branch, office or other facility of SBI or any of its subsidiaries is located, or in any county contiguous to such a county, including contiguous

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


     counties located outside of the Commonwealth of Pennsylvania (the "Non-Competition Area");

          (ii) Provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking or financial services industry, or (2) any other activity in which SBI or any of its subsidiaries is engaged during the Employment Period, in the NonCompetition Area.

     (b) It is expressly understood and agreed that, although the Executive and SBI consider the restrictions contained in Section 8(a) hereof reasonable for the purpose of preserving for SBI and its subsidiaries their good will and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in
Section 8(a) hereof is an unreasonable or otherwise unenforceable restriction against the Executive, the provisions of Section 8(a) hereof shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

     (c) The provisions of this Section 8 shall be applicable commencing on the date of this Agreement and ending on one of the following periods, as applicable:

          (i) If the Executive's employment is terminated in accordance with the provisions of Section 3 (other than Section 3(a)) or Section 16 hereof, the effective date of termination of employment, but if such termination of employment is in accordance with the provisions of Section 3(b) hereof, the provisions of Section 7(d) shall apply notwithstanding the termination of this Section 8's applicability;

          (ii) If the Executive's employment is terminated in accordance with the provisions of Section 3(a) hereof or the Executive voluntarily terminates his employment other than in accordance with the provisions of
     Section 5 hereof, twelve (12) months following the effective date of termination of employment; or

          (iii) If the Executive voluntarily terminates his employment in accordance with the provisions of Section 5 hereof, the date of the Notice of Termination.

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


     9. Arbitration. SBI and the Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement, lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution to the American Arbitration Association (the "Association") in Philadelphia, Pennsylvania. SBI, or the Executive, may initiate an arbitration proceeding at any time by giving notice to the others in accordance with the rules of the Association. The Association shall designate a single arbitrator to conduct the proceeding, but SBI, and the Executive, may, as a matter of right, require the substitution of a different arbitrator chosen by the Association. Each such right of substitution may be exercised only once. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, SBI, and the Executive, shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein.

     10. Legal Expenses. SBI shall pay to the Executive all reasonable legal fees and expenses when incurred by the Executive in seeking to obtain or enforce any right or benefit provided by this Agreement.

     11. Notices. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, to the residence of the Executive, in the case of notices to the Executive, and to the principal office of SBI, in the case of notices to SBI.

     12. Waiver. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and an executive officer of SBI specifically designated by the Board of Directors of SBI. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance

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

with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     13. Assignment. This Agreement shall not be assignable by either party hereto, except by SBI to any successor in interest to the business of SBI.

     14. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreement of the parties.

     15. Successors, Binding Agreement.

     (a) SBI will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of SBI to expressly assume and agree to perform this Agreement in the same manner and to the same extent that SBI would be required to perform it if no such succession had taken place. Failure by SBI to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a breach of this Agreement and the provisions of Section 6 hereof shall apply. As used in this Agreement, "SBI" shall mean SBI as hereinbefore defined and any successor to the respective business and/or assets of SBI as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees, and legatees. If the Executive should die while any amount is payable to the Executive under this Agreement if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee, or, if there is no such designee, to the Executive's estate.

     16. Termination.

     (a) Unless the Executive's employment is terminated pursuant to the provisions of Section 3 or Section 5 hereof, the term of this Agreement shall:

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

          (i) Initially be a term commencing on September 25, 1997, and ending on September 24, 2000; and

          (ii) Be automatically extended to provide for a three (3) year term, annually, on September 25, 1998, and again on September 25, of each year thereafter, effective as of such respective dates, unless either (1) SBI or
     (2) the Executive shall have given written notice of nonextension of the term of this Agreement to the other at least ninety (90) days before the date of any such extension.

     (b) Any termination of the Executive's employment under this Agreement or of this Agreement shall not affect the provisions of Sections 6 or 7 hereof which shall survive any such termination and remain in full force and effect in accordance with their respective terms.

     17. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     18. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws (but not the law of conflict of laws) of the Commonwealth of Pennsylvania.

     19. Headings. The headings of the Sections of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

     20. Effective Date; Termination of Prior Agreement. This Agreement shall become effective immediately upon the execution and delivery of this Agreement by the parties hereto. Upon the execution and delivery of this Agreement by the parties

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

hereto, any prior agreement relating to the subject matter hereof, including without limitation the 1992 Agreement, shall be automatically terminated and be of no further force or effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           SOVEREIGN BANCORP, INC.

                                           By_________________________________
                                                        President
(SEAL)

                                           Attest:____________________________
                                                          Secretary
                                                            ("SBI")
Witness:

_________________________                   _____________________________(SEAL)
                                                    Karl D. Gerhart
                                                     ("Executive")

Agreed to as of the date
of this Agreement,

SOVEREIGN BANK, A FEDERAL
SAVINGS BANK

By_______________________



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